STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 2, 2017

Job Number: C20170802-2300
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20170332462-80	Amendment	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20170802-2300
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170332462-80
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/02/2017 2:00 PM
	Entity Number E0234272017-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Hoth Therapeutics Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article NINTH is hereby amended and restated as follows:

The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.0001 per share, of which the Corporation shall have the authority to issue 75,000,000 shares. The second class of stock shall be preferred stock, par value $0.0001 per share, of which the Corporation shall have the authority to issue 10,000,000 shares.
SEE ATTACHED.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 87.87%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation: Hoth Therapeutics Inc.

2. The Articles of Incorporation have been amended as follows:

Article NINTH is hereby amended and restated as follows:

The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.0001 per share, of which the Corporation shall have the authority to issue 75,000,000 shares. The second class of stock shall be preferred stock, par value $0.0001 per share, of which the Corporation shall have the authority to issue 10,000,000 shares. The preferred stock, or any class or series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors of the Corporation, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors of the Corporation.

3. The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 87.87%

4. Effective date of filing: July 31, 2017

5. Signature: ______________________
Robb Knie, President and Chief Executive Officer